UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2003

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10750 Columbia Pike, Silver Spring, Maryland	20901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 592-5000

Item 7. Financial Statements and Exhibits.

(c) Exhibit 99.1 – Press Release issued by Choice Hotels International, Inc. dated October 22, 2003.

Item 9. Regulation FD Disclosure.

On October 22, 2003, Choice Hotels International, Inc. issued a press release announcing earnings for the quarter ended September 30, 2003. A copy of the release is furnished herewith as Exhibit 99.1. This Current Report on Form 8-K and the press release attached hereto are being furnished by Choice Hotels International, Inc. pursuant to Item 9 and Item 12 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2003	/s/ Joseph M. Squeri
(Joseph M. Squeri) Senior Vice President, Development and Chief Financial Officer